As filed with the Securities and Exchange Commission on January 22, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CohBar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-1299952
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1455 Adams Drive, Suite 2050

Menlo Park, California

94025

(650) 446-7888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven Engle

Chief Executive Officer

CohBar, Inc.

1455 Adams Drive, Suite 2050

Menlo Park, California

94025

(650) 446-7888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Amanda Rose, Esq. Chelsea Anderson, Esq. Fenwick & West LLP 1191 Second Avenue, Floor 10 Seattle, Washington 98101 (206) 389-4510	Jeff Biunno Chief Financial Officer CohBar, Inc. 1455 Adams Drive, Suite 2050 Menlo Park, California 94025 (650) 446-7888

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share(3)	7,030,960	$1.42	$9,983,963	$1,089

(1)

Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of the registrant’s common stock.

(2)	In accordance with Rule 457(c) under the Securities Act of 1933, the aggregate offering price of the registrant’s common stock is estimated solely for the purpose of calculating the registration fees due for this filing. For the initial filing of this Registration Statement, this estimate was based on the average of the high and low sales price of the registrant’s common stock reported by The Nasdaq Capital Market on January 15, 2021.
(3)	Represents (i) 3,154,115 outstanding shares of common stock that have been issued to the selling stockholders and (ii) 3,876,845 shares of common stock that may be issued to the selling stockholders upon the exercise of outstanding warrants.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JANUARY 22, 2021

PROSPECTUS

CohBar, Inc.

7,030,960 Shares of Common Stock

This prospectus relates to the registration for potential offer and sale from time to time of up to 7,030,960 shares of our common stock, par value $0.001 per share (the “Shares”), by the selling stockholders identified in the “Selling Stockholders” section of this prospectus. The Shares registered hereunder consist of (i) 3,154,115 outstanding shares held by certain of the selling stockholders and (ii) 3,876,845 shares issuable to certain of the selling stockholders upon exercise of certain outstanding common stock purchase warrants held by such selling stockholders. For more information regarding the Shares, see “Selling Stockholders” herein.

The selling stockholders may sell the Shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholders may sell the Shares at any time at market prices prevailing at the time of sale or at privately negotiated prices. For more information regarding the selling stockholders and the sale of the Shares, see “Selling Stockholders” and “Plan of Distribution” herein.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Shares by the selling stockholders. We will pay the expenses incurred in registering the Shares, including legal and accounting fees.

Our common stock is traded on The Nasdaq Capital Market under the symbol “CWBR.” On January 15, 2021, the closing price of our common stock was $1.40 per share.

Investing in our securities involves risks. See “Risk Factors” commencing on page 2. You should carefully read this prospectus, the documents incorporated herein, and, if applicable, any prospectus supplement subsequently filed with respect to this prospectus, before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 22, 2021

i

INFORMATION CONTAINED IN THIS PROSPECTUS

Neither we nor the selling stockholders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus. Neither we nor the selling stockholders take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is delivered or securities are sold on a later date.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our common stock, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

For investors outside the United States, neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. Persons who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto incorporated by reference into this prospectus. Before you decide to invest in our common stock, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes incorporated by reference into this prospectus. Unless the context requires otherwise, in this prospectus the terms “CohBar,” the “Company,” “we,” “us” and “our” refer to CohBar, Inc. This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

Company Overview

We are a clinical stage biotechnology company and a leader in the research and development of mitochondria based therapeutics, or MBTs, an emerging class of drugs with the potential to treat a wide range of chronic and age-related diseases, including non-alcoholic steatohepatitis, or NASH, obesity, cancer, fibrotic diseases including idiopathic pulmonary fibrosis, or IPF, acute respiratory distress syndrome, or ARDS, including COVID-19 associated ARDS, type 2 diabetes mellitus, or T2D, and cardiovascular and neurodegenerative diseases.

MBTs originate from almost two decades of research by our founders, resulting in their discovery of a novel group of mitochondrial-derived peptides, or MDPs encoded within the mitochondrial genome. Some of these naturally occurring MDPs and their analogs have demonstrated a range of biological activity and therapeutic potential in research models across multiple diseases associated with aging.

Our efforts have resulted in the identification of more than 100 previously unidentified peptides encoded within the mitochondrial genome and generated over 1,000 analogs. Many of these MDPs and their analogs have demonstrated various degrees of biological activity in cell based and/or animal models relevant to a wide range of diseases, such as NASH, obesity, cancer, fibrotic diseases including IPF, T2D and cardiovascular and neurodegenerative diseases.

Business Organization

Our Company was formed as a Delaware limited liability company on October 19, 2007. We converted to a Delaware corporation under the provisions of the Delaware Limited Liability Company Act and the Delaware General Corporation Law on September 16, 2009. Our principal executive offices are located at 1455 Adams Dr., Suite 2050, Menlo Park, CA 94025. Our telephone number is (650) 446-7888. We maintain a website at www.cohbar.com. The information contained on, connected to or that can be accessed via our website is not a part of, and is not incorporated into, this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. We have no subsidiaries.

Description of the Private Placements

In August 2020, we entered into amendments (the “Amendments”) with certain holders of our 8% Unsecured Promissory Notes, as amended (the “2018 Notes”). Among other things, the terms of the applicable 2018 Notes were amended to require that the holders of such 2018 Notes participate in a future private offering of our securities (the “Private Offering”) upon terms substantially similar to those offered to investors in a future primary offering of our securities. All principal and interest outstanding under the applicable 2018 Notes was to be converted into our securities in the Private Offering, subject to legal and regulatory limitations. We also granted an additional warrant to purchase a half share of our common stock per dollar of each participating 2018 Note holder’s principal amount of the 2018 Notes with an exercise price of $2.00 per share and an expiration date of March 29, 2026 (the “August Warrant”). The August Warrants will be exercisable beginning on the six-month anniversary of the date of issuance.

In December 2020, we completed the Private Offering and entered into subscription agreements with holders of the 2018 Notes, pursuant to which we agreed to issue an aggregate of 3,154,115 units at a purchase price of $1.22 per unit, with each unit consisting of one share of common stock (the “December Shares”) and a common stock purchase warrant (the “December Warrant”) to purchase 0.75 shares of common stock. The December Warrants are exercisable at a price per share of common stock of $1.44, subject to adjustment. The December Warrants are exercisable beginning on June 18, 2021 and will expire on June 18, 2026. The units were issued in exchange for full satisfaction of the outstanding principal and interest under the 2018 Notes held by the investors.

In connection with our entry in the Amendments, we granted to the participating 2018 Note holders certain registration rights with respect to our securities issued in the Private Offering and the shares of common stock underlying the August Warrants. We are registering the securities offered hereby pursuant to such registration rights.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “Commission”) to register 7,030,960 shares of our common stock acquired in the private placements (the “Shares”). The Shares of common stock registered hereunder consist of an aggregate of (i) outstanding December Shares held by the selling stockholders, (ii) shares issuable upon exercise of the August Warrants and (iii) shares issuable upon exercise of the December Warrants. The Shares are being registered for resale or other disposition by the selling stockholders. We will not receive any proceeds from the sale or other disposition of the Shares registered hereunder, or interests therein.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties described under Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Commission on November 16, 2020, which is incorporated by reference herein, together with all of the other information contained in this prospectus and documents incorporated by reference herein. If any of the risks described herein or therein actually occur, our business, financial condition and results of operations could suffer. Additional risks and uncertainties beyond those set forth in this prospectus or in our reports filed with the Commission and incorporated herein by reference and not presently known to us or that we currently deem immaterial may also affect our operations. The trading price of our securities could decline due to any of these risks and uncertainties, and, as a result, you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.

Such statements include, but are not limited to, statements regarding expectations and intentions, costs and expenses, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, impacts of COVID-19, debt financing, our future results of operations and financial position, business strategies, market size, potential growth opportunities, clinical development activities, efficacy and safety profile of our product candidates, timing and results of our nonclinical studies and clinical trials, the receipt and timing of potential regulatory designations, our ability to maintain and recognize the benefits of certain designations received by product candidates, the achievement of clinical and commercial milestones, the advancement of our technologies and our proprietary product candidates, the successful achievement of the goals of our collaborations, the advancement of the product candidates that are the subjects of these collaborations, the approvals and commercialization of product candidates and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus, in documents incorporated by reference into this prospectus or any free writing prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, as well as those discussed in this prospectus, the documents incorporated by reference into this prospectus and any free writing prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

The proceeds from the sale of the Shares offered pursuant to this prospectus are solely for the accounts of the selling stockholders. Accordingly, we will not receive any of the proceeds from the sale of the Shares offered by this prospectus. See “Selling Stockholders” and “Plan of Distribution” below.

SELLING STOCKHOLDERS

The Shares being offered by the selling stockholders under this prospectus consist of (i) outstanding December Shares held by the selling stockholders, (ii) shares issuable upon exercise of the August Warrants and (iii) shares issuable upon exercise of the December Warrants. We have agreements in place with the selling stockholders in which we have agreed to file a registration statement with the Commission covering the resale of such Shares, and this registration statement has been filed pursuant to those agreements.

The table below lists the selling stockholders and other information regarding their beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) of our common stock on or around December 18, 2020. Under Section 13(d) of the Exchange Act, beneficial ownership generally includes voting or investment power with respect to securities, including any securities that grant the holder the right to acquire shares of common stock within 60 days of the date of determination. These shares are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership data is based on 61,117,524 shares of our common stock issued and outstanding as of December 18, 2020 (as reflected in the records of our stock transfer agent). For purposes of table below, we have assumed that all August Warrants and December Warrants that are held by selling stockholders will be exercisable within 60 days, despite the actual terms of such warrants.

We have prepared the table below based on information furnished to us by or on behalf of the selling stockholders. The second column of the table lists the number of shares of common stock beneficially owned by the selling stockholders on or around December 18, 2020. The third column of the table lists the Shares being offered under this prospectus by the selling stockholders or by those persons or entities to whom they transfer, donate, devise, pledge or distribute their Shares or by other successors in interest.

Because, among other things, the exercise of the August Warrants and December Warrants are at the option of the holders, the number of shares of common stock that will actually be issued to the selling stockholders pursuant to the August Warrants and December Warrants may be more or less than the number of Shares being offered by this prospectus. In addition, the Shares may be sold pursuant to this prospectus or in privately negotiated transactions. See “Plan of Distribution.” Because the selling stockholders may sell all, some or none of their Shares in this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the Shares, we cannot estimate the number of Shares the selling stockholders will actually sell under this prospectus. The fourth column of the table assumes the sale of all of the Shares offered by the selling stockholders pursuant to this prospectus.

The selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years, other than the acquisition and beneficial ownership of the Shares described in the tables below or other of our debt or equity securities.

Unless otherwise indicated in the footnotes below, we believe that the selling stockholders have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Since the date on which they provided us with the information below, the selling stockholders may have sold, transferred or otherwise disposed of some or all of their shares in transactions exempt from the registration requirements of the Securities Act. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o CohBar, Inc., 1455 Adams Dr., Suite 2050, Menlo Park, CA 94025. Certain of the selling stockholders are current officers or directors of the company, as indicated in the footnotes below.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number	Percentage (%)		Number	Percentage (%)
Brian Bayley(1)	1,328,085	2.17	898,085	430,000	*
KRE Trust(2)	454,757	*	224,757	230,000	*
Anderson Living Trust U/A DTD 8/20/1999(3)	1,718,799	2.81	252,852	1,465,947	2.39
Keith F. Pinsoneault and Tracey V. Pinsoneault(4)	335,352	*	252,852	82,500	*
Steven P. Carroll and Jessica L. Carroll 1998 Trust(5)	753,499	1.23	224,757	528,742	*
Marco & Sabrina Hellman Family Trust(6)	733,055	1.20	505,703	227,352	*
Hellman Children’s LLC(7)	216,902	*	168,568	48,334	*
Jon L. Stern(8)	2,343,771	3.83	224,757	2,119,014	3.42
Alfred’s Trust Under Beatrice Stern Special Trust No. 2(9)	97,715	*	89,715	8,000	*
The O'Donnell Family Trust Dated December 12, 2007(10)	261,191	*	56,191	205,000	*
Michael A. Cantor(11)	821,533	1.34	224,757	596,776	*
RBC Dominion Securities in Trust for Lisa Zumpano(12)	1,284,971	2.10	1,179,971	105,000	*
Jeffrey F. Biunno and Laurie A. Biunno(13)	472,901	*	16,858	456,043	*
Hinrich Investments Limited(14)	1,957,567	3.20	560,712	1,396,855	2.28
Hilary Hope Davis(15)	222,143	*	112,143	110,000	*
Eric I. Hemel Roth IRA(16)	2,597,135	4.25	841,069	1,756,066	2.84
The Blumenthal Living Trust(17)	331,383	*	168,215	163,168	*
Rick Langer(18)	643,285	1.05	224,285	419,000	*
Colin Rothery(19)	694,285	1.14	224,285	470,000	*
Nancy L. Graham Living Trust(20)	394,928	*	336,428	58,500	*
Gregory R. Bonkowski(21)	469,285	*	174,285	295,000	*
The Feldman Family Trust(22)	186,715	*	69,715	117,000	*
Total:	18,319,257	29.97	7,030,960	11,288,297	17.62

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	The shares of common stock beneficially owned prior to this offering include (i) 573,905 shares of common stock and (ii) 754,180 shares of common stock issuable upon exercise of warrants held by Mr. Bayley.
(2)	The shares of common stock beneficially owned prior to this offering include (i) 309,861 shares of common stock and (ii) 144,896 shares of common stock issuable upon exercise of warrants held by the KRE Trust. Kurt Maier is the beneficial owner of securities held by the KRE Trust.
(3)	The shares of common stock beneficially owned prior to this offering include (i) 1,415,751 shares of common stock and (ii) 303,048 shares of common stock issuable upon exercise of warrants held by the Anderson Living Trust U/A DTD 8/20/1999. Robert and Jill Ann Anderson are the beneficial owners of securities held by the Anderson Living Trust U/A DTD 8/20/1999.
(4)	The shares of common stock beneficially owned prior to this offering include (i) 122,344 shares of common stock and (ii) 213,008 shares of common stock issuable upon exercise of warrants held by Mr. and Mrs. Pinsoneault.
(5)	The shares of common stock beneficially owned prior to this offering include (i) 547,128 shares of common stock and (ii) 206,371 shares of common stock issuable upon exercise of warrants held by the Steven P. Carroll and Jessica L. Carroll 1998 Trust. Steven P. Carroll and Jessica L. Carroll are the beneficial owners of securities held by the Steven P. Carroll and Jessica L. Carroll 1998 Trust.
(6)	The shares of common stock beneficially owned prior to this offering include (i) 307,039 shares of common stock and (ii) 426,016 shares of common stock issuable upon exercise of warrants held by the Marco & Sabrina Hellman Family Trust. Marco W. Hellman and Sabrina Harryman Hellman are the beneficial owners of securities held by the Marco & Sabrina Hellman Family Trust.
(7)	The shares of common stock beneficially owned prior to this offering (i) 74,896 shares of common stock and (ii) 142,006 shares of common stock issuable upon exercise of warrants held by the Hellman Children’s LLC. The children of Marco W. Hellman and Sabrina Harryman Hellman are the beneficial owners of securities held by the Hellman Children’s LLC.
(8)	The shares of common stock beneficially owned prior to this offering include (i) 694,512 shares of common stock, (ii) 1,023,098 shares of common stock issuable upon exercise of warrants and (iii) 626,161 shares of common stock issuable upon exercise of options exercisable within 60 days of December 18, 2020 held by Mr. Stern, a member of our board of directors. Mr. Stern was previously our Chief Operating Officer.
(9)	The shares of common stock beneficially owned prior to this offering include (i) 39,837 shares of common stock and (ii) 57,878 shares of common stock issuable upon exercise of warrants held by Alfred’s Trust Under Beatrice Stern Special Trust No. 2.
(10)	The shares of common stock beneficially owned prior to this offering include (i) 174,966 shares of common stock and (ii) 86,225 shares of common stock issuable upon exercise of warrants held by the O’Donnell Family Trust Dated December 12, 2007. William Malcolm O’Donnell, Jr. and Gail O’Donnell are the beneficial owners of securities held by the O’Donnell Family Trust Dated December 12, 2007.
(11)	The shares of common stock beneficially owned prior to this offering include (i) 548,495 shares of common stock and (ii) 273,038 shares of common stock issuable upon exercise of warrants held by Mr. Cantor.
(12)	The shares of common stock beneficially owned prior to this offering include (i) 524,269 shares of common stock and (ii) 760,702 shares of common stock issuable upon exercise of warrants held by RBC Dominion Securities in Trust for Lisa Zumpano. Lisa Zumpano is the beneficial owner of securities held by RBC Dominion Securities in Trust for Lisa Zumpano.
(13)	The shares of common stock beneficially owned prior to this offering include (i) 18,490 shares of common stock, (ii) 10,868 shares of common stock issuable upon exercise of warrants and (iii) 443,543 shares of common stock issuable upon exercise of options exercisable within 60 days of December 18, 2020 held by Mr. Biunno, our Chief Financial Officer, Treasurer and Secretary.
(14)	The shares of common stock beneficially owned prior to this offering include (i) 1,595,833 shares of common stock and (ii) 361,734 shares of common stock issuable upon exercise of warrants held by Hinrich Investments Limited. Miriam Hinrich is the beneficial owner of securities held by Hinrich Investments Limited.
(15)	The shares of common stock beneficially owned prior to this offering include (i) 99,796 shares of common stock and (ii) 122,347 shares of common stock issuable upon exercise of warrants held by Ms. Davis.
(16)	The shares of common stock beneficially owned prior to this offering include (i) 1,433,468 shares of common stock and (ii) 1,163,167 shares of common stock issuable upon exercise of warrants held by the Eric I. Hemel Roth IRA. Eric I. Hemel is the beneficial owner of securities held by the Eric I. Hemel Roth IRA.
(17)	The shares of common stock beneficially owned prior to this offering include (i) 189,528 shares of common stock and (ii) 141,855 shares of common stock issuable upon exercise of warrants held by The Blumenthal Living Trust. Mark J. Blumenthal and Susan O. Blumenthal are the beneficial owners of securities held by The Blumenthal Living Trust.
(18)	The shares of common stock beneficially owned prior to this offering include (i) 498,591 shares of common stock and (ii) 144,694 shares of common stock issuable upon exercise of warrants held by Mr. Langer.
(19)	The shares of common stock beneficially owned prior to this offering include (i) 549,591 shares of common stock and (ii) 144,694 shares of common stock issuable upon exercise of warrants held by Mr. Rothery.
(20)	The shares of common stock beneficially owned prior to this offering include (i) 177,887 shares of common stock and (ii) 217,041 shares of common stock issuable upon exercise of warrants held by the Nancy L. Graham Living Trust. Nancy L. Graham is the beneficial owner of securities held by the Nancy L. Graham Living Trust.
(21)	The shares of common stock beneficially owned prior to this offering include (i) 374,591 shares of common stock and (ii) 94,694 shares of common stock issuable upon exercise of warrants held by Mr. Bonkowski.
(22)	The shares of common stock beneficially owned prior to this offering include (i) 136,837 shares of common stock and (ii) 49,878 shares of common stock issuable upon exercise of warrants held by The Feldman Family Trust. Andrew Feldman and Jeri Feldman are the beneficial owners of securities held by The Feldman Family Trust.

PLAN OF DISTRIBUTION

We are registering the Shares offered hereby to permit the resale of these Shares by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the Shares offered hereby. We will bear all fees and expenses incident to our obligation to register these Shares.

The selling stockholders may sell all or a portion of the Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales made after the date the Registration Statement is declared effective by the Commission;
●	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the Shares by other means not described in this prospectus. If the selling stockholders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares.

The selling stockholders may pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time of a particular offering of the Shares, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states Shares offered hereby may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the Shares registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act (“Regulation M”), which may limit the timing of purchases and sales of any Shares by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

Once sold under the registration statement of which this prospectus forms a part, the Shares offered hereby will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the issuance of Shares offered hereby will be passed upon for us by Fenwick & West LLP, Seattle, Washington.

EXPERTS

Marcum LLP, our independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the filing requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Therefore, we file annual, quarterly and other periodic reports, proxy statements and other information with the Securities and Exchange Commission. You can read our Securities and Exchange Commission filings, including this registration statement, over the Internet at the Securities and Exchange Commission’s website at www.sec.gov.

Our Internet address is www.achievelifesciences.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the Securities and Exchange Commission. The information found on our website is not part of this prospectus and investors should not rely on any such information in deciding whether to invest.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to incorporate the following documents into this prospectus, together with all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents of this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Commission on March 12, 2020;
●

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, as filed with the Commission on May 14, 2020, for the quarter ended June 30, 2020, as filed with the Commission on August 13, 2020 and for the quarter ended September 30, 2020, as filed with the Commission on November 16, 2020;

●	our Current Reports on Form 8-K filed with the Commission on March 30, 2020, May 13, 2020, May 27, 2020, June 18, 2020, July 9, 2020, August 26, 2020 and December 22, 2020;
●	our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 29, 2020; and
●

the description of our common stock contained in our registration statement on Form 8-A filed with the Commission on December 13, 2017 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference in this prospectus any future filings we make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the Commission) after the date on which the registration statement that includes this prospectus was initially filed with the Commission (including all such documents we may file with the Commission after the date of the initial registration statement) until all offerings under this prospectus are terminated.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or calling us at the following address or telephone number:

Corporate Secretary

Chief Executive Officer

1455 Adams Dr., Suite 2050

Menlo Park, CA 94025

(650) 446-7888

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet website at http://www.sec.gov where you can access copies of most of our SEC filings.

We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, available free of charge on our corporate website at www.cohbar.com. The contents of our corporate website are not incorporated into, or otherwise to be regarded as part of, this prospectus.

CohBar, Inc.

7,030,960 Shares of Common Stock

January 22, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses, other than placement agent fees and expenses, payable in connection with the registration of the common stock hereunder. All amounts shown are estimates except for the Commission registration fee:

Item	Amount to be paid
Commission registration fee	$1,089
Legal fees and expenses	20,000
Accounting fees and expenses	7,500
Transfer agent fees and expenses	2,200
Miscellaneous expenses	-
Total	$30,789

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

●	any breach of the director’s duty of loyalty to the Registrant or its stockholders;
●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends or stock purchases); or
●	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:

●	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
●	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;
●	the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
●	the rights conferred in the restated bylaws are not exclusive.

The Registrant has entered, and intends to continue to enter, into indemnification agreements with each of its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in the Registrant’s restated certificate of incorporation, restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance for its directors and officers.

ITEM 16.	EXHIBITS

Exhibit		Incorporated by Reference				Filed/ Furnished
Number	Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Form of Common Stock Certificate	S-1	333-200033	4.1	12/16/2014
4.2	Form of Warrant (August 2020)	8-K	001-38326	4.1	8/26/2020
4.3	Form of Warrant (December 2020)	8-K	001-38326	4.1	12/22/2020
5.1	Opinion of Fenwick & West LLP					X
10.1	Form of Subscription Agreement	8-K	001-38326	10.1	12/22/2020
23.1	Consent of Marcum LLP					X
23.2	Consent of Fenwick & West LLP (included in the opinion filed as Exhibit 5.1 to this registration statement)					X
24.1	Power of Attorney (included on the signature page hereto)					X

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(iii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on January 22, 2021.

COHBAR, INC.

By:	/s/ Steven Engle
Steven Engle
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steven Engle and Jeffrey F. Biunno, and each of them severally, as his true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 to be filed in connection with the offering of securities of CohBar, Inc., and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement relating to any offering made pursuant to this registration statement, and to file the same with exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Steven Engle	Chief Executive Officer and Director	January 22, 2021
Steven Engle	(Principal Executive Officer)

/s/ Jeffrey F. Biunno	Chief Financial Officer, Treasurer and Secretary	January 22, 2021
Jeffrey F. Biunno	(Principal Financial Officer and Principal Accounting Officer)

/s/ Albion J. Fitzgerald	Chairman of the Board of Directors	January 22, 2021
Albion J. Fitzgerald

/s/ Jon L. Stern	Director	January 22, 2021
Jon L. Stern

/s/ Nir Barzilai	Director	January 22, 2021
Nir Barzilai

/s/ Pinchas Cohen	Director	January 22, 2021
Pinchas Cohen

/s/ Phyllis Gardner	Director	January 22, 2021
Phyllis Gardner

/s/ David Greenwood	Director	January 22, 2021
David Greenwood

/s/ Misha Petkevich	Director	January 22, 2021
Misha Petkevich

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